NINTH AMENDMENT OF
CONSTRUCTION LOAN AGREEMENT
THIS NINTH AMENDMENT OF CONSTRUCTION LOAN AGREEMENT ("Amendment") is made this 1St day of June, 2011 by and between RED TRAIL ENERGY, LLC, a North Dakota limited liability company ("BORROWER") and FIRST NATIONAL BANK OF OMAHA ("BANK"), a national banking association headquartered in Omaha, Nebraska. This Amendment amends that certain Construction Loan Agreement dated December 16, 2005 Between BANK and BORROWER (as amended, the "AGREEMENT").
WHEREAS, pursuant to the AGREEMENT and the other LOAN DOCUMENTS, BANKS extended the loans and other financial accommodations and extensions of credit described in the AGREEMENT to BORROWER, all as more fully described in the AGREEMENT;
WHEREAS, the AGREEMENT has been amended pursuant to written amendments to the AGREEMENT between BORROWER and BANK;
WHEREAS, BORROWER has requested, and under the terms of this Amendment BANK has agreed, to extend the LOAN TERMINATION DATE of the REVOLVING LOAN from June 1, 2011 to April 16, 2012, to modify the capital expenditures, NET WORTH and WORKING CAPITAL covenants of the AGREEMENT and to otherwise amend the AGREEMENT as provided for in this Amendment; and
WHEREAS, the parties hereto agree to amend the AGREEMENT as provided for in this Amendment.
NOW, THEREFORE, in consideration of the amendments of the AGREEMENT set forth below, the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the AGREEMENT as follows:
1.    Capitalized terms used herein shall have the meaning given to such terms in the AGREEMENT as amended in this Amendment, unless specifically defined herein.

2.    The definition of the term "LOAN TERMINATION DATE" in Section 1.24 of the AGREEMENT is hereby amended by deleting the reference to June 1, 2011 as the LOAN TERMINATION DATE applicable to the REVOLVING LOAN and inserting in lieu thereof April 16, 2012. Anywhere else in the AGREEMENT which refers to June 1, 2011 as the LOAN TERMINATION DATE of the REVOLVING LOAN is hereby amended consistent with the foregoing. To further evidence the extension of the LOAN TERMINATION DATE of the REVOLVING LOAN, BORROWER shall execute and deliver to BANK a FIRST AMENDED AND RESTATED REVOLVING PROMISSORY NOTE and all references to the REVOLVING NOTE in the AGREEMENT and the other LOAN DOCUMENTS are hereby amended to refer to such FIRST AMENDED AND RESTATED REVOLVING PROMISSORY NOTE.

3.    Effective for BORROWERS 2011 fiscal year only, Section 6.4.11 is hereby amended by deleting the reference to $500,000.00 as the maximum amount of BORROWER'S capital expenditures in BORROWER'S 2011 fiscal year and inserting in lieu thereof $1,600,000.00. Such increase will be used by BORROWER for the sole purposes contained in the CAP EX BUDGET approved by BANK referenced below. Commencing with BORROWER'S 2012 fiscal year, and for each fiscal year thereafter, BORROWER'S capital expenditures in any such fiscal year may not exceed $500,000.00 without the prior written consent of BANK as provided for in Section 6.4.11. BANK approves BORROWER'S 2011 CAPEX BUDGET submitted pursuant to Section 6.1.12 of the AGREEMENT.

4.    Effective on the date of this Amendment, the second sentence of Section 6.2.2 of the AGREEMENT is hereby amended by deleting the reference to $44,000,000.00 as the minimum NET WORTH and inserting in lieu thereof $40,000,000.00.

5.    The definition of WORKING CAPITAL in Section 1.40 of the AGREEMENT is hereby deleted in its entirety and the following is inserted in lieu thereof:
1.40    "WORKING CAPITAL" means current assets determined in accordance with GAAP without duplication (less investments in or other amounts due from any member, employee or any person or entity related to or affiliated with BORROWER and less prepayments) plus the amount available for borrowing under the LONG TERM REVOLVING NOTE at the time of determination, less current liabilities. Current liabilities is calculated as, without duplication, current liabilities determined in accordance with GAAP less the outstanding balance of the TERM LOANS at the time of determination, less the interest rate value of SWAP CONTRACTS, less SUBORDINATED DEBT and any balloon payments due on the TERM LOANS through fiscal year ending 2012 plus the principal of INDEBTEDNESS due and payable in the then current fiscal year.
6.    For the reporting and measurement period ending April 30, 2011, BORROWER violated the minimum WORKING CAPITAL financial covenant contained in Section 6.2.4 of the AGREEMENT. BANK hereby waives BORROWER's violation of the foregoing financial covenant solely for the period ending April 30, 2011. The foregoing waiver is strictly limited to the events and time periods provided for in this Section 6. Such waiver does not obligate BANK to waive future compliance with respect to the same or different covenants, terms and conditions of the AGREEMENT and the other LOAN DOCUMENTS, unless specifically agreed to by BANK in writing.
7.    Except as modified and amended herein, all other terms, provisions, conditions and obligations imposed under the terms of the AGREEMENT and the other LOAN DOCUMENTS shall remain in full force and effect and are hereby ratified and affirmed by BORROWER. To the extent necessary, the other LOAN DOCUMENTS are hereby amended to be consistent with the terms of this Amendment.

8.    BORROWER certifies and reaffirms by its execution hereof that the representations and warranties set forth in the AGREEMENT and the other LOAN DOCUMENTS are true and complete as of this date, and that no EVENT OF DEFAULT under the AGREEMENT or any other LOAN DOCUMENT, and no event which, with the giving of notices or passage of time or both, would become such an EVENT OF DEFAULT, has occurred as of execution hereof. This Amendment may be executed simultaneously in several counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

RED TRAIL ENERGY, LLC

By: /s/ Gerald Bachmeier
Title: CEO

By: /s/ Kent Anderson
Title: CFO

By: /s/ Jody Hoff
Title: Secretary

FIRST NATIONAL BANK OF OMAHA

By: /s/ Fallon Savage
Title: Vice President